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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 31, 2004
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                                 MAGNA-LAB INC.
             (Exact name of Registrant as Specified in its Charter)

         New York                         0-21320                11-3074326
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(State or Other Jurisdiction     (Commission file Number)      (IRS Employer
     of Incorporation)                                       Identification No.)

6800 Jericho Turnpike, Ste. 120W, Syosset, New York                 11791
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     (Address of Principal Executive Offices)                    (Zip Code)

        Registrant's telephone number, including area code (516) 393 5874
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Item 5. Other Events and Regulation FD Disclosure.

On March 31, 2004, Magna-Lab, Inc. (the "Company") and Medical Scientific, Inc. entered into and consummated a SETTLEMENT AGREEMENT AND MUTUAL RELEASE, settling all matters relating to the litigation and dispute between them in exchange for the lump sum payment by the Company of $100,000 and the delivery by Medical Scientific, Inc. of certain products, documentation and parts and return of equipment. The SETTLEMENT AGREEMENT AND MUTUAL RELEASE is subject to rescission in the event any or all of the lump sum payment is required to be repaid by Medical Scientific, Inc. The parties delivered in escrow documents necessary to evidence the satisfaction of the judgment obtained by Medical Scientific, Inc. against the Company, and to dismiss with prejudice the litigation pending by the Company against Medical Scientific, Inc. Unless the Company becomes subject to a bankruptcy proceeding before then, the documents delivered in escrow are to be released from escrow for filing upon the expiration of 90 days from the closing.

Item 7. Financial Statements and Exhibits.

      (c)   Exhibits

            None
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                MAGNA-LAB INC.


Date: April 9, 2004                             BY: /s/ Kenneth C. Riscica
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                                                    Kenneth C. Riscica
                                                    Treasurer and Secretary